UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

NorthWestern Corp
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Montana First Mortgage Bonds

On May 15, 2020, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the "Company") issued and sold $100 million principal amount of the Company's Montana First Mortgage Bonds (the "MT Bonds"). The MT Bonds were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, have not been registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The MT Bonds were drawn and issued in one series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
May 15, 2020	May 15, 2030	$100 million	3.21%

The terms of the MT Bonds were established in the Fortieth Supplemental Indenture, dated as of April 1, 2020 (the "MT Supplemental Indenture"), between the Company and The Bank of New York Mellon and Beata Harvin, as trustees. The MT Bonds are governed by the terms of the Mortgage and Deed of Trust dated as of October 1, 1945, as amended and supplemented, between the Company and the trustees, and the MT Supplemental Indenture (collectively, the “MT Indenture”). The MT Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the Indenture.

The Company may redeem some or all of the MT Bonds at any time at its option prior to maturity at a make-whole price as described in the MT Supplemental Indenture.

The MT Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the MT Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustee may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.

The description set forth above concerning the MT Bonds is qualified in its entirety by reference to the MT Supplemental Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

South Dakota First Mortgage Bonds

On May 15, 2020, the Company also issued and sold $50 million principal amount of the Company's First Mortgage Bonds (the "SD Bonds"). The SD Bonds were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, have not been registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The SD Bonds were drawn and issued in one series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
May 15, 2020	May 16, 2030	$50 million	3.21%

The terms of the SD Bonds were established in the Sixteenth Supplemental Indenture, dated as of April 1, 2020 (the "SD Supplemental Indenture"), between the Company and The Bank of New York Mellon, as trustee. The SD Bonds are governed by the terms of the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented, between the Company and the trustees, and the SD Supplemental Indenture (collectively, the “SD Indenture”). The SD Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the Indenture.

The Company may redeem some or all of the SD Bonds at any time at its option prior to maturity at a make-whole price as described in the SD Supplemental Indenture.

The SD Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the SD Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustee may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.

The description set forth above concerning the SD Bonds is qualified in its entirety by reference to the SD Supplemental Indenture which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1*	Fortieth Supplemental Indenture, dated as of April 1, 2020, between the Company and The Bank of New York Mellon and Beata Harvin, as trustees.
4.2*	Sixteenth Supplemental Indenture, dated as of April 1, 2020, between the Company and The Bank of New York Mellon, as trustee.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: May 20, 2020